Exhibit 23(ii)

Consent of Independent Certified Public Accountants

Board of Directors

Segmentz, Inc.

Tampa, Florida

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2004, which appears on page F-1 of the Annual Report on Form 10-KSB of Segmentz, Inc. as of and for the year ended December 31, 2003.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

January 3, 2005